CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2013 relating to the financial statements and financial highlights which appears in the December 31, 2012 Annual Report to Shareholders of BlackRock Russell 1000 Index Fund and BlackRock ACWI ex-US Index Fund, a series of the BlackRock Funds III, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 22, 2013, relating to the financial statements which appear in the December 31, 2012 Annual Report to Interest holders of the Russell 1000 Index Master Portfolio and ACWI ex-US Index Master Portfolio, a portfolio of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 26, 2013